SCHEDULE  14A  INFORMATION

PROXY  STATEMENT  PURSUANT  TO  SECTION  14(A)  OF  THE  SECURITIES
EXCHANGE  ACT  OF  1934

Filed  by  the  Registrant  [X]
Filed  by  a  Party  other  than  the  Registrant  [  ]
Check  the  appropriate  box:
[  ]  Preliminary  Proxy  Statement
[  ]  Confidential,  for  Use  of  the  Commission  Only (as permitted by Rule
      14a-6(e)(2))
[X]   Definitive  Proxy  Statement
[  ]  Definitive  Additional  Materials
[  ]  Soliciting  Material  Pursuant  to Sec. 240.14a-11(c) or Sec. 240.14a-12

Bioanalytical Systems, Inc.
-------------------------------------------------------
(Name  of  Registrant  as  Specified  In  Its  Charter)

----------------------------------------------------------------------------
Name  of  Person(s)  Filing  Proxy  Statement if  other than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):
[X]  No  fee  required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
     1.  Title  of  each  class  of  securities  to  which  transaction applies:
     2.  Aggregate  number  of  securities  to  which  transaction  applies:
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4.  Proposed  maximum  aggregate  value  of  transaction:
     5.  Total  fee  paid:
[  ] Fee  paid  previously  with  preliminary  materials.

[  ] Check  box  if any part of the  fee is offset  as  provided by Exchange Act
     Rule 0-11(a)(2) and  identify the  filing for which the  offsetting fee was
     paid  previously.   Identify  the previous filing by registration statement
     number, or the  Form  or  Schedule  and  the  date  of  its  filing.
     1.  Amount  Previously  Paid:
     2.  Form,  Schedule  or  Registration  Statement  No.:
     3.  Filing  Party:
     4.  Date  Filed:

Shareholders of Bioanalytical Systems, Inc.:

You are invited to attend the Annual Meeting of Shareholders of Bioanalytical Systems, Inc. ("BAS"), to be held Thursday, February 17, 2000, at 10:00 a.m. Eastern Standard Time at BAS headquarters, 2701 Kent Avenue, West Lafayette, Indiana USA.

At the meeting, shareholders will vote on the election of seven persons to the Board of Directors and the ratification of the selection of Ernst & Young LLP as independent accountants for the current year. Details can be found in the accompanying Notice and Proxy Statement.

We hope that you are able to personally attend the Annual Meeting, and we look forward to meeting with you. Whether or not you currently plan to attend, please complete, date, and return the proxy card in the enclosed envelope. The vote of each shareholder is very important. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company or by filing a properly executed proxy bearing a later date.

On behalf of the Board of Directors and management of Bioanalytical Systems, Inc., I extend our appreciation for your continued support.

Sincerely,

BIOANALYTICAL SYSTEMS, INC.



/s/
Peter T. Kissinger, Ph.D.
Chairman, President, and Chief Executive Officer

BIOANALYTICAL SYSTEMS, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to Be Held February 17, 2000

To the Shareholders of Bioanalytical Systems, Inc.:

The Annual Meeting of Shareholders of Bioanalytical Systems, Inc. (the "Company") will be held at the principal executive offices of the Company, 2701 Kent Avenue, West Lafayette, Indiana 47906 on Thursday, February 17, 2000 at 10:00 a.m. (EST) for the following purposes:

To elect directors of the Company to serve for a one-year term;

To ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September 30, 2000; and

To transact such other business as may properly come before the meeting.

Holders of Common Shares of record at the close of business on December 31, 1999 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,



/s/
Candice B. Kissinger
Secretary

January 5, 2000
West Lafayette, Indiana

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

BIOANALYTICAL SYSTEMS, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 17, 2000

General Information

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Bioanalytical Systems, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EST) on Thursday, February 17, 2000, and at any adjournment thereof. The meeting will be held at the principal executive offices of the Company, 2701 Kent Avenue, West Lafayette, Indiana, 47906. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about January 10, 2000.

A shareholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by written notice to the Secretary of the Company. The signing of a proxy does not preclude a shareholder from attending the meeting in person. All proxies returned prior to the meeting will be voted in accordance with the instructions contained therein. Any proxy not specifying to the contrary will be voted (1) FOR the election of the nominees for director named below, and (2) FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September 30, 2000. Abstentions and broker non-votes are not counted for purposes of determining whether a proposal has been approved.

As of the close of business on December 31, 1999, the record date for the Annual Meeting, there were outstanding and entitled to vote 4,528,550 Common Shares of the Company. Each outstanding Common Share is entitled to one vote. The Company has no other voting securities. Shareholders do not have cumulative voting rights.

A quorum will be present if a majority of the Common Shares are present, in person or by proxy, at the meeting. The nominees for director will be elected by a plurality of the votes cast, assuming a quorum is present. All other matters, including the approval of the independent auditors, will be approved by a majority of the votes cast.

A copy of the Annual Report of the Company, including financial statements and a description of operations for the fiscal year ended September 30, 1999, has preceded or accompanies this proxy statement. The financial statements contained in that report are not incorporated by reference herein.

The solicitation of proxies is being made by the Company, and all expenses in connection with the solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail, but directors, officers and regular employees of the Company may also solicit in person or by telephone.

Shareholder proposals to be considered for presentation to the 2000 Annual Meeting of Shareholders must be submitted in writing and received by the Company on or before August 1, 2000.

The mailing address of the principal offices of the Company is 2701 Kent Avenue, West Lafayette, Indiana 47906.

Beneficial Ownership of Common Shares

The following table sets forth certain data with respect to those persons known by the Company to be the beneficial owners of five percent or more of the outstanding Common Shares of the Company as of December 31, 1999, and also sets forth such data with respect to each director of the Company, each officer listed in the Executive Compensation table, and all directors and executive officers of the Company as a group. Except as otherwise indicated in the notes to the table, each beneficial owner possesses sole voting and investment power with respect to the Common Shares indicated.

SHARES BENEFICIALLY OWNED(1)
NAME                                                  NUMBER         PERCENT
Primus Capital Fund II, L.P.
1375 E. Ninth Street
Suite 2700
Cleveland, Ohio 44114                                470,250          10.4%

Middlewest Ventures II, L.P.
201 N. Illinois St.
Suite 300
Indianapolis, Indiana 46204                          282,149           6.2%

Peter T. Kissinger(2)                              1,279,155          28.2%
Ronald E. Shoup(3)                                    94,967           2.1%
Candice B. Kissinger(4)                            1,279,155          28.2%
William E. Baitinger(5)                              137,984           3.0%
Michael K. Campbell                                   27,336           0.6%
John A. Kraeutler                                        250            --
W. Leigh Thompson                                        250            --

All executive officers and
directors as a group                               1,788,951          38.9%

------------
(1) Unless otherwise noted, all addresses are in care of the Company at 2701 Kent Avenue, West Lafayette, Indiana 47906.
(2) Includes (i) 252,309 Common Shares beneficially owned by Candice B. Kissinger, the wife of Dr. Kissinger, and (ii) 595,904 Common Shares owned jointly by Dr. and Mrs. Kissinger.
(3) Includes (i) 75,458 Common Shares owned jointly by Dr. Shoup and his wife and (ii) 19,057 Common Shares issuable upon the exercise of options under the 1990 Employee Incentive Stock Option Plan exercisable within 60 days of December 31, 1999.
(4) Includes (i) 430,942 Common Shares beneficially owned by Peter T. Kissinger and (ii) 595,904 Common Shares owned jointly by Dr. and Mrs. Kissinger.
(5) Includes 53,089 Common Shares owned jointly by Mr. Baitinger and his wife.

1. ELECTION OF DIRECTORS

Nominees

The Bylaws of the Company provide for no fewer than seven and no greater than nine directors, each of whom is elected for a one-year term. The terms of all incumbent directors will expire at the Annual Meeting. The Board of Directors has nominated all of the current directors for reelection at the Annual Meeting. The directors nominated for reelection are: Peter T. Kissinger, Candice B. Kissinger, Ronald E. Shoup, William E. Baitinger, Michael K. Campbell, John A. Kraeutler and W. Leigh Thompson (collectively, the "Nominated Directors").

Unless authority to vote for the Nominated Directors is withheld, the accompanying proxy will be voted FOR the election of the Nominated Directors. However, the persons designated as proxies reserve the right to cast votes for another person designated by the Board of Directors in the event any Nominated Director will be unable or unwilling to serve. Proxies will not be voted for more than seven nominees. Those nominees receiving at least a plurality of the votes eligible to be cast will be elected to the Board of Directors.

The directors of the Company as of December 31, 1999 are as follows:


                                                                                    Served as           Term
Name                             Age         Position                             Director Since        Ends

Peter T. Kissinger, Ph.D.        55          Chairman of the Board;                    1974             2000
                                             President; Chief Executive
                                             Officer

Ronald E. Shoup, Ph.D.           48          President, BAS Analytics;
                                             Director                                  1991             2000


Candice B. Kissinger             48          Vice President, International
                                             Marketing; Secretary;
                                             Director                                  1978             2000

William E. Baitinger             66          Director                                  1979             2000


Michael K. Campbell              48          Director                                  1991             2000


John A. Kraeutler                51          Director                                  1997             2000


W. Leigh Thompson, Ph.D.         61          Director                                  1997             2000

Executive Officers

The executive officers of the Company as of December 31, 1999 are as follows:

                                                                                                    Served as
Name                                  Age          Position                                       Officer Since

Peter T. Kissinger, Ph.D.             55           Chairman of the Board;
                                                   President; Chief Executive Officer                 1974

Ronald E. Shoup, Ph.D.                48           President, BAS Analytics; Director                 1983

Craig S. Bruntlett, Ph.D.             50           Vice President,
                                                   Electrochemical Products                           1992

Donnie A. Evans                       53           Vice President, Engineering                        1988

Stephen Geary, Ph.D.                  58           Vice President, United States
                                                   Sales and Marketing                                1992

Candice B. Kissinger                  48           Vice President, International
                                                   Marketing; Secretary and Director                  1981

Lina L. Reeves-Kerner                 49           Vice President, Human Resources                    1995

Michael P. Silvon, Ph.D.              52           Vice President,
                                                   Business Development                               1997

James B. Spence                       56           Managing Director,
                                                   BAS Analytics Ltd.                                 1998

Denise M. Wallworth, Ph.D.            46           Managing Director,
                                                   BAS Instruments Ltd.                               1995

Douglas P. Wieten                     38           Vice President, Finance; Chief
                                                   Financial Officer; Treasurer                       1992

Michelle L. Carson                    28           Controller                                         1999

Business Experience of Directors and Executive Officers

Peter T. Kissinger, Ph.D. founded the Company in 1974 and has served as its Chairman, President and Chief Executive Officer since 1974. He is also a part-time Professor of Chemistry at Purdue University, where he has been teaching since 1975. Dr. Kissinger has a Bachelor of Science degree in Analytical Chemistry from Union College and a Doctorate in Analytical Chemistry from the University of North Carolina.

Ronald E. Shoup, Ph.D. has been President of the Company's services unit, BAS Analytics, since 1990. He has been instrumental in developing many of the Company's chromatographic applications. Dr. Shoup has a Bachelor of Science degree in Chemistry and Mathematics and a Ph.D. in Analytical Chemistry from Purdue.

Craig S. Bruntlett, Ph.D. has been Vice President, Electrochemical Products since 1992 and is responsible for sales, marketing and development of the Company's electrochemical products. From 1980 to 1990, Dr. Bruntlett was Director of New Product Development for the Company. Dr. Bruntlett has a
Bachelor of Arts degree in Chemistry and Mathematics from St. Cloud State University in Minnesota and a Ph.D. in Chemistry from Purdue University.

Donnie A. Evans was the Company's first full-time employee, beginning as an electronics engineer in 1978. Since January of 1988, he has been Vice President, Engineering Services.

Stephen Geary, Ph.D. has been Vice President, United States Sales and Marketing since January 1992. Dr. Geary is responsible for the sales efforts of the Company's clinical products. Dr. Geary has a Bachelor of Science degree in Biology and Chemistry from Tufts University, a Master of Science degree in Biology from the University of New Hampshire and a Ph.D. in Biochemistry from Syracuse University.

Candice B. Kissinger has been Vice President, International Sales and Marketing since July 1981. Mrs. Kissinger developed the Company's international distribution network and is responsible for managing the Company's advertising activities. Mrs. Kissinger has a Bachelor of Science degree in Microbiology from Ohio Wesleyan University and a Master of Science degree in Food Science from the University of Massachusetts. Mrs. Kissinger is the wife of Dr. Peter T. Kissinger.

Lina L. Reeves-Kerner has been Vice President, Human Resources since 1995 and is responsible for the administrative support functions of the Company, including shareholder relations, human resources and community relations. From 1980 to 1990 Ms. Reeves-Kerner served as an Administrative Assistant with the Company. Ms. Reeves-Kerner has a Bachelor of Science degree in Business Administration from Indiana Wesleyan University.

Michael P. Silvon, Ph.D. has been Vice President, Business Development since March 1997. From August 1996 until January 1997, Dr. Silvon was Manager, Technical Services for Great Lakes Chemical responsible for commercial technical support. From December 1994 until August 1996, Dr. Silvon was a self-employed consultant. From October 1993 until December 1994, Dr. Silvon was Vice President Sales and Marketing at Hi-Port, Inc., a custom formulations firm in Houston, Texas. Prior to that time, Dr. Silvon was a Regional Business Manager-Americas for Zeneca, responsible for outsourcing the needs of major pharmaceutical companies with key raw materials. Dr. Silvon has his Bachelor in Science in Chemistry from Loyola University of Chicago, a Ph.D. in Chemistry from the University of Vermont and a Master of Business Administration from Sacred Heart University.

James B. Spence has been Managing Director, BAS Analytics Ltd., since July 1998. Since 1990 he had been Managing Director of Clinical Innovations, which was acquired by the Company in July 1998. Mr. Spence was made a Fellow of the Institute of Medical Laboratory Sciences in 1966.

Denise M. Wallworth, Ph.D. has been Managing Director, BAS Instruments Ltd. since March 1995 and is responsible for the Company's operations in the United Kingdom. Prior to that time she was Managing Director of Technicol Ltd., which was acquired by the Company in March 1995. Dr. Wallworth has a Bachelor of Science degree in Chemistry and a Doctorate in Organic Chemistry from the University of Manchester Institute of Science Technology.

Douglas P. Wieten has been Vice President, Finance since February 1999, Chief Financial Officer since September 1997 and Treasurer since March 1997. He served as corporate Controller from 1992 to February 1999. Prior to that time, Mr. Wieten worked at Ernst & Whinney (now Ernst & Young LLP), where he had been employed since 1984. Mr. Wieten is a certified public accountant and has a Bachelor of Science degree in Accounting from Butler University.

Michelle L. Carson joined the Company in 1994 and has been corporate Controller since February 1999. Ms. Carson has a Bachelor of Science degree in Accounting from Purdue University and is a certified public accountant.

William E. Baitinger has served as a director of the Company since 1979. Mr. Baitinger has been Director of Technology Transfer at Purdue University since 1988, responsible for all aspects of the program. Mr. Baitinger has a Bachelor of Science degree in Chemistry and Physics from Marietta College and a Master of Science degree in Chemistry from Purdue University.

Michael K. Campbell has served as a Company director since 1991. Mr. Campbell has been the President and Chief Executive Officer of Powerway, Inc., a software company, since January 1993. From January 1992 until January 1993, he was Chief Financial Officer of Hurco Companies, Inc. and president of Hurco Manufacturing, its largest division. He has a Bachelor of Science degree in Accounting from the University of Southern Indiana.

John A. Kraeutler has served as a director of the Company since January 1997. Mr. Kraeutler has been President and Chief Operating Officer of Meridian Diagnostics, Inc. since August 1992 and is also a director. Prior to that time, Mr. Kraeutler was Executive Vice President and Chief Operating Officer of Meridian Diagnostics, Inc. Mr. Kraeutler has a Bachelor of Science degree in Biology from Fairleigh Dickinson University as well as a Master of Science degree in Biology and a Master of Business Administration from Seton Hall University.

W. Leigh Thompson, Ph.D., M.D., has served as a director of the Company since January 1997. Since 1995, Dr. Thompson has been chief executive officer of Profound Quality Resources, Inc., a scientific consulting firm. Prior to 1995, Dr. Thompson held various positions at Lilly Research Laboratories. Dr. Thompson has a Bachelor of Science degree in Biology from the College of Charleston, a Master of Science and a Doctorate in Pharmacology from the Medical University of South Carolina and a Medical Doctor degree from The Johns Hopkins University. Dr. Thompson is also a director of Chrysalis International Corporation, Corvas International, Inc., GeneMedicine, Inc., La Jolla Pharmaceutical Company, Medarex, Inc., Ophidian Pharmaceuticals, Inc. and Orphan Medical, Inc.

Scientific Advisory Board

In 1985, the Company established a Scientific Advisory Board to assist the Company in its research and development activities. The Scientific Advisory Board is comprised of distinguished scientists from outside the Company who have significant accomplishments in areas of science and technology that are important to the Company's future. The Scientific Advisory Board interacts with the Company's scientific and management staff.

Each of the Scientific Advisory Board members is employed outside the Company and may have commitments to, or consulting or advisory contracts with, other entities that may conflict or compete with his or her obligations with the Company. Generally, members of the Scientific Advisory Board are not expected to devote a substantial portion of their time to Company matters.

Members of the Scientific Advisory Board do not receive any compensation in connection with attending meetings of the Scientific Advisory Board. They do, however, from time to time, receive compensation in connection with consulting services they render to the Company. In fiscal 1999 Dr. Thompson received $4,200 for consulting service rendered to the Company, and no other member of the Scientific Advisory Board received fees for consulting services.

Family Relationships

Peter T. Kissinger and Candice B. Kissinger are husband and wife. There is no other family relationship among the directors and executive officers of the Company.

Compensation of Directors

Directors who are not employees of the Company receive $1,000 for each Board meeting attended, plus out-of-pocket expenses incurred in connection with attendance at such meetings. Directors of the Company or an affiliate of the Company who are not employed by the Company or any affiliate may also participate in the Company's Outside Director Stock Option Plans, as may be selected from time to time by the Compensation Committee. Dr. Thompson received an additional $4,200 as compensation for the services he rendered as a consultant to the Company. Directors who are employees of the Company do not receive any additional compensation for their services as directors.

Committees and Meetings of the Board of Directors

The Board of Directors has established a Compensation and Incentive Stock Option Committee, an Audit Committee and an Executive Committee. The Compensation and Incentive Stock Option Committee of the Board of Directors (the "Compensation Committee") is comprised of Peter T. Kissinger and John A. Kraeutler. The responsibilities of the Compensation Committee include making recommendations to the Board of Directors with respect to: compensation arrangements for the executive officers of the Company; policies relating to salaries and job descriptions; insurance programs; and benefit programs of the Company, including its retirement plans. The Compensation Committee administers the 1990 and 1997 Employee Incentive Stock Option Plans. The Compensation Committee did not meet during fiscal 1999.

The Audit Committee of the Board of Directors is comprised of William E. Baitinger and Michael K. Campbell. The Audit Committee reviews with the auditors the scope of the audit work performed, audit practices, any questions arising in the course of the audit work and inquiries as to other pertinent matters such as internal accounting controls, financial reporting, security and personnel staffing. The committee met twice during fiscal 1999.

The Executive Committee is comprised of Messrs. Kissinger, Shoup, Baitinger, Kraeutler and Thompson. The Executive Committee may exercise all of the authority of the Board of Directors, subject to certain limitations with respect to payment of dividends, filling of vacancies on the Board, amendment of the Articles of Incorporation or Bylaws, and issuance of shares.

The Board of Directors has no nominating committee. The Board of Directors will consider for nomination as directors persons recommended by shareholders. Such recommendations must be in writing and delivered to the Secretary, Bioanalytical Systems, Inc., 2701 Kent Avenue, West Lafayette, Indiana 47906.

The Board of Directors met four times during fiscal 1999. Mr. Kraeutler attended 50% of the meetings of the Board of Directors. No other director attended fewer than 75% of the meetings of the Board of Directors and meetings of any committee of the Board of Directors of which he or she was a member.

Executive Compensation

The following table sets forth information with respect to the aggregate compensation paid during each of the last three years to the Company"s President and Chief Executive Officer and each of the other executive officers of the Company whose total compensation exceeded $100,000 during fiscal 1999 (the "Named Executive Officers").

                                                                                  All Other
                                         FY         Salary         Bonus        Compensation
Peter T. Kissinger, Ph.D                1999        $85,000       $    --        $25,558(1)
Chairman of the Board; President        1998        $85,000       $    --        $26,893(1)
and Chief Executive Officer             1997        $85,000       $21,250        $25,380(1)

Ronald E. Shoup, Ph.D                   1999        $99,996       $    --        $ 5,800(2)
President, BAS Analytics; Director      1998        $92,500       $    --        $ 6,177(2)
                                        1997        $84,254       $22,500        $ 4,850(2)

Candice B. Kissinger                    1999        $79,200       $    --        $25,459(3)
Vice President, Int'l Marketing;        1998        $74,512       $    --        $25,187(3)
Secretary and Director                  1997        $62,551       $15,900        $25,415(3)

----------
(1) Includes $20,865 of premiums paid on a life insurance policy on the lives of Dr. Kissinger and Mrs. Kissinger, the beneficiary of which is a trust established for their benefit, and contributions to the Company's 401(k) plan on Dr. Kissinger's behalf.
(2)  Represents contributions to the Company's 401(k) plan on Dr. Shoup's behalf.
(3) Includes $20,865 of premiums paid on a life insurance policy on the lives of Mrs. Kissinger and Dr. Kissinger, the beneficiary of which is a trust established for their benefit, and contributions to the Company's 401(k) plan on Mrs. Kissinger's behalf.

Options

A total of 95,000 Common Shares have been reserved for issuance under the Company's 1997 Employee Incentive Stock Option Plan and a total of 5,000 Common Shares have been reserved for issuance under the Company's 1997 Outside Director Stock Option Plan. Options to purchase an aggregate of 55,000 Common Shares were granted during fiscal 1999 and remain outstanding at December 31, 1999 at an exercise price of $4.25. Options to purchase 31,500 and 4,000 Common Shares, respectively, were granted during fiscal 1998 and remain outstanding at December 31, 1999 at an exercise price of $8.00. Options to purchase a total of 89,599 Common Shares remain outstanding under the 1990 Employee Incentive Stock Option Plan at a weighted average exercise price of $1.23 per share, and no Common Shares are outstanding under the 1990 Outside Director Stock Option Plan. No further options may be granted under the 1990 Employee Incentive Stock Option Plan or the 1990 Outside Director Stock Option Plan. Unqualified options to purchase an aggregate of 9,000 Common Shares were granted during fiscal 1999 and remain outstanding at an exercise price of $4.25. The following sets forth information on grants of stock options to Named Executive Officers in fiscal 1999.

Option Grants in Last Fiscal Year
                              % of Total                                                 Potential Realizable
     Number of                Options                                                    Value at Assumed Annual
     Securities               Granted to                Exercise                         Rates of Stock Price
     Underlying               Employees                 Price          Expiration        Appreciation for Option Term
     Options Granted          in Year                   ($/Share)        Date               5%                10%

Peter T. Kissinger, Ph.D.        --          --           --                   --             --               --
Ronald E. Shoup, Ph.D.        3,000         4.1%        4.25           12/11/2008        $ 8,018          $20,320
Candice B. Kissinger          1,000         1.4%        4.25           12/11/2008        $ 2,673          $ 6,773

The following table sets forth certain information concerning exercisable and unexercisable options held by the Named Executive Officers at September 30, 1999.

Aggregated Option Exercises In Last Year And Fiscal Year-End Option Values
                             z
                                                            Number of Securities Underlying     Value of Unexercised
                                                            Unexercised Options at              In-the-Money Options at
                                                            September 30, 1999                  September 30, 1999 (1)
     Shares
     Acquired on                Value
     Exercise (#)            Realized ($)                       Exerc.    Unexercisable          Exerc.    Unexercisable

Peter T. Kissinger, Ph.D.          --               --            --             --                  --          --
Ronald E. Shoup, Ph.D.          3,300          $ 9,785        20,228          6,000             $29,041          --
Candice B. Kissinger               --               --            --          1,000                  --          --

----------
(1) Calculated on the basis of $3.0625 per share which was the closing price of the Common Shares as reported on the NASDAQ National Market System on September 30, 1999.

401(k) Savings Plan

The Company has a defined contribution retirement plan (the "401(k) Plan"), qualified under Sections 401(a) and 401(k) of the Code. All employees of the Company are eligible to enroll in the 401(k) Plan on the first April 1 or October 1 after completing one year of employment with the Company. The 401(k) Plan provides that the Company will contribute 2% of each eligible employee's compensation to the 401(k) Plan. In addition, each participant may contribute from 1% to 10% or none of their annual compensation. The Company may also make discretionary contributions based on a certain percentage of a participant's contributions under the 401(k) Plan, as determined by the Board of Directors. The Board approved a matching contribution of 38% beginning October 1, 1998. Contribution expense for the 401(k) Plan was $227,022 for the year ended September 30, 1999.

Compensation Committee Interlocks and Insider Participation

Peter T. Kissinger and John A. Kraeutler serve on the Compensation Committee. Dr. Kissinger, the President and Chief Executive Officer of the Company, does not participate in decisions regarding his compensation. None of the Company's executive officers serves as a director of, or in any compensation-related capacity for, companies with which members of the Compensation Committee are affiliated.

Report of the Compensation and Incentive Stock Option Committee

The Compensation and Incentive Stock Option Committee of the Board of Directors (the "Compensation Committee") has responsibility for the Company's executive compensation program. The Compensation Committee is currently comprised of Peter
T. Kissinger and John A. Kraeutler. The following report is submitted by the members of the Compensation Committee.

The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. The Company's compensation philosophy is to ensure that the delivery of compensation, both in the short and long term, is consistent with the sustained progress, growth and profitability of the Company and acts as an inducement to attract and retain qualified individuals. This program seeks to enhance the profitability of the Company, and thereby enhance shareholder value, by linking the financial interests of the Company's executives with those of its long-term shareholders. Under the guidance of the

Company's Compensation Committee of the Board of Directors, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

     A base salary that is determined by individual contributions and sustained performance within an established competitive salary range. Pay for performance recognizes the achievement of financial goals, accomplishment of corporate and functional objectives, and performance of individual business units of the Company.

     Grants of options under the Company's option plans that reward executives when shareholder value is created through increase in the market value of the Company's Common Shares. Stock option grants focus executives on managing the Company from the perspective of an owner with an equity position in the business.

Base Salary. The salary, and any periodic increase thereof, of the President and Chief Executive Officer were and are determined by the Board of Directors of the Company based on recommendations made by the Compensation Committee, excluding Dr. Kissinger. The salaries, and any periodic increases thereof, of all other executive officers were and are determined by the Board of Directors based on Committee recommendations.

The Company, in establishing base salaries, levels of incidental and/or supplemental compensation, and incentive compensation programs for its officers and key executives, assesses periodic compensation surveys and published data covering the Company's industry and industry in general. The level of base salary compensation for officers and key executives is determined by both their scope of responsibility and the established salary ranges for officers and key executives of the Company. Periodic increases in base salary are dependent on the executive's proficiency of performance in the individual's position for a given period and on the executive's competency, skill and experience.

Compensation levels for fiscal 1999 for the President and Chief Executive Officer, and for the other executive officers of the Company, reflected the positive performance of the Company in fiscal 1998 as well as the accomplishment of corporate and functional objectives.

Option Plans. Granting of options pursuant to the Company's option plans is intended to align executive interest with the long-term interests of shareholders by linking executive compensation with enhancement of shareholder value. In addition, grants of options motivate executives to improve long-term stock market performance by allowing them to develop and maintain a significant long-term equity ownership position in the Company's Common Shares.

         Respectfully submitted,

         Peter T. Kissinger
         John A. Kraeutler

Stock Price Performance Graph

The line graph below compares yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the Nasdaq Composite Index and a composite index based on a group of ten publicly traded contract research and chemical instrumentation organizations (the "Peer Group Index") for the period commencing November 24, 1997, the date of the Company's initial public offering, and ending September 30, 1999.

The Peer Group Index is comprised of Applied Analytical Industries; Bioreliance Corporation; CEM Corporation; Clintrials Research, Inc.; Kendle International; Metrika Systems Corporation; Isco, Inc.; Molecular Devices Corporation; OI Corporation; and Premier Research Worldwide, Ltd. Collaborative Clinical Research, Inc. and Hach Company were replaced with Kendle International and Metrika Systems Corporation because they were no longer publicly traded at September 30, 1999. The Graph is presented as if the two new companies were components of the peer index on November 24, 1997. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for the applicable period assumes that $100 was invested on November 24, 1997, in each of Bioanalytical Systems, Inc. (at the initial public offering price), the Nasdaq Composite Index and the Peer Group Index.

Comparison of Cumulative Total Return
Among Bioanalytical Systems, Inc., the NASDAQ
Composite Index, and the Peer Group Index
Compliance With Reporting Requirements of Section 16(a) of the Securities and Exchange Act of 1934



Comparison  of  Cumulative  Total  Return
Among  Bioanalytical  Systems,  Inc.,  the  NASDAQ
Composite  Index,  and  the  Peer  Group  Index


                                  9/30/98        9/30/99
                                 --------        -------

NASDAQ                           $ 106.73        $173.04
PEER Group                       $  90.48        $ 77.62
Bioanalytical Systems, Inc.      $  67.19        $ 38.28

Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the knowledge of the Company, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners have been made in a timely manner.

2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Subject to ratification by the shareholders, the Board of Directors has selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending September 30, 2000. The Company has been advised by such firm that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

Ernst & Young LLP has acted as independent auditors for the Company since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions concerning the audits of the Company's financial statements.

3. OTHER MATTERS

As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters not within the knowledge of the Board of Directors as of the date of this proxy statement should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; (c) any proposals properly omitted from this proxy statement and the form of proxy should come before the meeting; or (d) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

By Order of the Board of Directors,



/s/
Candice B. Kissinger
Secretary
January 5, 2000